Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
     Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Radio One, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
     (i) the accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 9, 2006

By: Name:	/s/ Scott R. Royster Scott R. Royster
Title:	Executive Vice President and Chief Financial Officer
     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 200 has been provided to Radio One, Inc. and will be retained by Radio One, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.